Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [—], 2014.

Vote by Internet
	•	Go to www.investorvote.com/FENB
	•	Or scan the QR code with your smartphone
	•	Follow the steps outlined on the secure website
Vote by Telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

IF YOU HAVE NOT OR DO NOT PLAN TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

[1ST ENTERPRISE BANK LOGO]

REVOCABLE PROXY – 1ST ENTERPRISE BANK

ANNUAL MEETING OF SHAREHOLDERS – [—] [—], 2014

The undersigned shareholder(s) of 1st Enterprise Bank (“1st Enterprise”) hereby nominates, constitutes and appoints Charles R. Beauregard, Adriana M. Boeka and Frank Ferri, and each of them, the proxy of the undersigned, with full power of substitution, to vote all stock of 1st Enterprise which the undersigned is entitled to vote at 1st Enterprise’s Annual Meeting of Shareholders (the “Meeting”) to be held at [—], on [—] at [—], and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of 1st Enterprise Bank called for [—] [—], 2014, and a copy of the Joint Proxy Statement/Prospectus of 1st Enterprise and CU Bancorp, Inc. dated [—] [—], 2014 (the “Proxy Statement”) prior to the signing of this Proxy.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSALS 1 AND 2, “FOR” ALL NOMINEES LISTED IN PROPOSAL 3 AND “FOR” PROPOSALS 4 AND 5.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

A	Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2, “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 3 AND “FOR” PROPOSALS 4 AND 5.

1.

Approval of the Merger Agreement and Merger. To approve the Agreement and Plan of Merger, dated June 2, 2014, as amended, by and among CU Bancorp, California United Bank and 1st Enterprise, pursuant to which CU Bancorp will acquire 1st Enterprise by merging 1st Enterprise with and into California United Bank, with California United Bank surviving the merger and continuing commercial bank operations of the combined bank under its California charter and as the wholly-owned bank subsidiary of CU Bancorp, as described in Proxy Statement.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

2.

Adjournment. To approve any adjournment or postponement of the 1st Enterprise annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

3.

Election of Directors. To elect the following twelve (12) nominees to the 1st Enterprise board of directors to serve until (i) consummation of the merger, or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the 2015 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Charles R. Beauregard, John C. Black, Adriana M. Boeka, Peter Csato, Frank Ferri, David C. Holman,

K. Brian Horton, Robert J. Kushner, Jeffrey J. Leitzinger, Ph.D., Jeffrey L. Levine, Brian R. Stone and A. Richard Trueblood

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) listed below.

4.

Non-binding Advisory Vote to Approve Golden Parachute Compensation. To approve, on a non-binding advisory basis, the “golden parachute” compensation that certain named executive officers of 1st Enterprise may potentially receive in connection with the merger, as described in the Proxy Statement.

☐  FOR                      ☐  AGAINST                     ☐  ABSTAIN

5.	Ratification of Accountants. To ratify the appointment of Moss Adams LLP as 1st Enterprise’s independent auditors for 2014, as described in the Proxy Statement.

☐  FOR                      ☐  AGAINST                     ☐  ABSTAIN

6.

Transaction of Other Business. To approve and ratify such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of 1st Enterprise or its Board of Directors at the Meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

B	Non-Voting Items
Change of Address – Please print new address below.

Meeting Attendance - Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within this box.	Signature 2 – Please keep signature within this box.